As filed with the Securities and Exchange Commission on June 1, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TTM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

91-1033443

(I.R.S. Employer Identification No.)

1665 Scenic Avenue Suite 250

Costa Mesa, California 92626

(Address, including zip code, of Principal Executive Offices)

TTM Technologies, Inc. 2014 Incentive Compensation Plan

(Full title of the plan)

Daniel J. Weber

Vice President and General Counsel

520 Maryville Centre Drive, Suite 400

St. Louis, Missouri 63141

(314) 746-2205

(Name and address, including zip code,

and Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	5,000,000 shares(2)	$7.54(2)	$37,700,000.00	$3,796.39

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock, $0.01 par value per share (the “Common Stock”), of TTM Technologies, Inc. as may become issuable pursuant to the anti-dilution provisions of the TTM Technologies, Inc. 2014 Incentive Compensation Plan, as amended.
(2)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offerings price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices per share of Common Stock on the NASDAQ Exchange on May 27, 2016, a date that is within five business days prior to filing.

EXPLANATORY NOTE

TTM Technologies, Inc. (the “Company”) or the “Registrant”) is filing this Registration Statement on Form S-8 to register 5,000,000 additional shares of the Company’s common stock authorized for issuance under the TTM Technologies, Inc. 2014 Incentive Compensation Plan (as amended, the “Plan”), pursuant to an amendment that was approved by the shareholders of the Company at its annual meeting on May 12, 2016. The Company filed a Registration Statement on Form S-8 (SEC file number 333-198117) with the Securities and Exchange Commission (the “Commission”) with respect to the Plan on August 13, 2014 (the “Prior Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement to the extent not otherwise amended or superseded by the contents hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The following documents filed with the Commission by the Company pursuant to the Exchange Act are hereby incorporated by reference in this Registration Statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2015 including information specifically incorporated by reference from the Registrant’s definitive Proxy Statement for its 2016 Annual Meeting of Stockholders) filed with the Commission on February 25, 2016 (File No. 000-31285), which contains the Registrant’s audited financial statements for the year ended December 28, 2015;

•	The Company’s quarterly report on Form 10-Q for the quarter ended March 28, 2016, filed with the Commission on May 6, 2016 (File No. 000-31285);

•	The Company’s current reports on Form 8-K filed with the Commission on January 4, 2016, February 9, 2016, March 8, 2016, April 27, 2016, and May 18, 2016 (File No. 000-31285);

•	The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A/12G/A (File No. 000-31285) filed with the Commission on August 31, 2005, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such amendment.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The certificate of incorporation and bylaws of the Registrant provide that the Registrant will indemnify and advance expenses, as permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of the Registrant, or who serves or served as a director, officer, employee or agent of any other enterprise or organization at the request of the Registrant (an “Indemnitee”).

Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the Registrant, or serves or served any other enterprise or organization at the request of the Registrant, the Registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorney’s fees, and (ii) judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the Registrant, or where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Registrant in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant may also advance expenses incurred by other employees and agents of the Registrant upon such terms and conditions, if any, that the Board of Directors of the Registrant deems appropriate.

In addition, the Registrant has entered into indemnification agreements that require the Registrant to indemnify the directors, officers, and certain other representatives of the Registrant against expenses and certain other liabilities arising out of their conduct on behalf of the Registrant to the maximum extent and under all circumstances permitted by law.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 on the Registrant’s Form 8-K (File No. 000-31285) as filed with the Commission on May 18, 2016).

4.2	Fourth Amended and Restated By-Laws, as amended (incorporated by reference to Exhibit 3.2(i) on the Registrant’s Form 8-K (File No. 000-31285) as filed with the Commission on March 8, 2016).

4.3	Specimen of stock certificate representing the Company’s common stock, $0.01 par value (incorporated by reference to the Registrant’s Form 8-K (File No. 000-31285) as filed with the Commission on August 30, 2005).

5.1	Legal Opinion of Polsinelli PC (filed herewith).

10.1	TTM Technology, Inc. 2014 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit 10.1 on the Registrant’s Form 8-K (File No. 000-31285) as filed with the Commission on May 18, 2016).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of PriceWaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

23.3	Consent of Polsinelli PC (included in Exhibit No. 5.1).

24.1	Power of Attorney (included as part of signature page to this Registration Statement).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on June 1, 2016.

TTM TECHNOLOGIES, INC.

By:	/s/ Daniel J. Weber
Name:	Daniel J. Weber
Title:	Senior Vice President, General Counsel & Secretary

KNOW ALL MEN BY THE PRESENTS, that each person whose signature appears below constitutes and appoints each of Todd B. Schull and Daniel J. Weber, or any one of them, his true and lawful attorney-in-fact with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2016.

Name	Title

/s/ Thomas T. Edman Thomas T. Edman	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Todd B. Schull Todd B. Schull	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)

/s/ Antonio J. Sanchez Antonio J. Sanchez	Vice President and Controller

/s/ Robert E. Klatell Robert E. Klatell	Chairman of the Board

/s/ Kenton K. Alder Kenton K. Alder	Director

/s/ James K. Bass James K. Bass	Director

/s/ Philip G. Franklin Philip G. Franklin	Director

/s/ Robert W. Iverson Robert W. Iverson	Director

/s/ John G. Mayer John G. Mayer	Director

/s/ Tang Chung Yen, Tom Tang Chung Yen, Tom	Director

/s/ Dov S. Zakheim Dov S. Zakheim	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 on the Registrant’s Form 8-K (File No. 000-31285) as filed with the Commission on May 18, 2016).

4.2	Fourth Amended and Restated By-Laws, as amended (incorporated by reference to Exhibit 3.2(i) on the Registrant’s Form 8-K (File No. 000-31285) as filed with the Commission on March 8, 2016).

4.3	Specimen of stock certificate representing the Company’s common stock, $0.01 par value (incorporated by reference to the Registrant’s Form 8-K (File No. 000-31285) as filed with the Commission on August 30, 2005).

5.1	Legal Opinion of Polsinelli PC (filed herewith).

10.1	TTM Technology, Inc. 2014 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit 10.1 on the Registrant’s Form 8-K (File No. 000-31285) as filed with the Commission on May 18, 2016).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of PriceWaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

23.3	Consent of Polsinelli PC (included in Exhibit No. 5.1).

24.1	Power of Attorney (included as part of signature page to this Registration Statement).